Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Third Quarter Fiscal 2023 Results

Third Quarter Highlights Include:
Revenues increased 4% year over year exceeding guidance
Positive organic revenue growth in the quarter
Strong demand environment supports long term outlook

ANDOVER, Mass. May 2, 2023 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the third quarter of fiscal 2023, ended March 31, 2023.
Management Comments
“For the third quarter, revenue and net income were above the high end, while adjusted EBITDA came in at the midpoint of our guidance,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Backlog grew 10% year-over-year in the third quarter. Combined with expected bookings, this positions us well to deliver increased sequential revenue in the fourth quarter.”
“For the full year, we expect to deliver record bookings and a positive book-to-bill. On the bottom line, we’re lowering the range for GAAP net income and adjusted EBITDA by $34 million and $44 million at the midpoint. We’re experiencing temporary margin degradation for two reasons. The first is the significant shift toward development programs in our business mix, which have lower margins that should expand as they transition to production contracts in fiscal 2024 and beyond. The second is derivative effects of the pandemic on product and program execution, especially on certain development programs, resulting from supply chain delays and inefficiencies, long semiconductor lead times, tight labor markets, and inflation.”
“Our challenges are not related to end-market demand, which remains strong. They’re largely timing and cost-related, they’re short-term, and they’re not unique to Mercury. We’re focused on controlling what we can in this environment, given the technologies that we’ve developed

Mercury Reports Third Quarter Fiscal 2023 Results, Page 2

and the programs that we’ve won. Structurally, our business model and financial outlook are sound, and we're very optimistic about the future."
Third Quarter Fiscal 2023 Results
Total Company third quarter fiscal 2023 revenues were $263.5 million, compared to $253.1 million in the third quarter of fiscal 2022.
Total Company GAAP net income for the third quarter of fiscal 2023 was $5.2 million, or $0.09 per share, compared to $4.1 million, or $0.07 per share, for the third quarter of fiscal 2022. Adjusted earnings per share (“adjusted EPS”) was $0.40 per share for the third quarter of fiscal 2023, compared to $0.57 per share in the third quarter of fiscal 2022. GAAP net income was positively impacted by the $10.4 million tax benefit recorded during the third quarter of fiscal 2023.
Third quarter fiscal 2023 adjusted EBITDA for the total Company was $43.5 million, compared to $52.5 million for the third quarter of fiscal 2022.
Cash flows from operating activities in the third quarter of fiscal 2023 were $(3.2) million, compared to $(4.3) million in the third quarter of fiscal 2022. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(12.7) million for the third quarter of fiscal 2023 and $(10.3) million for the third quarter of fiscal 2022.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the third quarter of fiscal 2023 were $245.0 million, yielding a book-to-bill ratio of 0.93 for the quarter.
Mercury’s total backlog at March 31, 2023 was $1.10 billion, a $103.2 million increase from a year ago. Of the March 31, 2023 total backlog, $695.0 million represents orders expected to be recognized as revenue within the next 12 months.
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Mercury Reports Third Quarter Fiscal 2023 Results, Page 3

Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2023. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Fourth Quarter and Fiscal 2023 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. All references in this press release to the fourth quarter of fiscal 2023 and full fiscal 2023 are to the quarter and 52-week period ending June 30, 2023.

For the fourth quarter of fiscal 2023, revenues are forecasted to be in the range of $269.3 million to $289.3 million. GAAP net income for the fourth quarter is expected to be approximately $1.2 million to $9.1 million, or $0.02 to $0.16 per share, assuming no incremental other non-operating adjustments, or non-recurring financing in the period, and approximately 57.1 million weighted average diluted shares outstanding. Adjusted EBITDA for the fourth quarter of fiscal 2023 is expected to be in the range of $49.6 million to $59.6 million. Adjusted EPS is expected to be in the range of $0.47 to $0.61 per share.
For the full fiscal year 2023, revenues are forecasted to be in the range of $990.0 million to $1.01 billion, and GAAP net loss of $(19.0) million to $(11.1) million, or $(0.34) to $(0.20) per share, assuming no incremental other non-operating adjustments, or non-recurring financing in the period, and approximately 56.8 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $160.0 million to $170.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.36 to $1.50 per share.
Recent Highlights
February - Mercury welcomed U.S. Rep. Dale Strong to its Huntsville, Alabama, facility to showcase how it enables its customers to accelerate innovation and turn data into decision superiority. Mercury’s growing Huntsville facility specializes in the design and manufacturing of secure processing capabilities and components and systems that support electronic warfare and radar platforms as well as commercial space programs. Nearly 100 employees work in the company’s Huntsville facility, spanning many engineering and manufacturing disciplines.
March - Mercury announced the appointment of Christine Fox Harbison as Executive Vice President and Chief Growth Officer. Reporting to Mercury CEO Mark Aslett, Harbison is
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2023 Results, Page 4

responsible for executing the company’s growth strategy, driving enterprise-level capture and proposal efforts, leading strategic account management, and developing global technology partnerships and initiatives. Harbison joined the company from Northrop Grumman’s Defense Systems sector, where she served as Vice President and General Manager of the Combat Systems and Mission Readiness division.
April - Mercury hosted U.S. Sen. Kyrsten Sinema and a group of manufacturing business leaders for an event at its Phoenix facility focused on U.S. manufacturing competitiveness and workforce. Sen. Sinema led a roundtable discussion around policies needed to ensure workforce availability for critical domestic aerospace and defense manufacturers. She also toured the Mercury production facility, which is one of the few domestic sources of secure, advanced packaging for semiconductors that are used in a wide range of military platforms.
Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, May 2, 2023, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To attend the conference call or webcast, participants should register online at ir.mrcy.com/events-presentations. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for
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Mercury Reports Third Quarter Fiscal 2023 Results, Page 5

financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems – Innovation that Matters® by and for People Who Matter
Mercury Systems is a technology company that pushes processing power to the tactical edge, making the latest commercial technologies profoundly more accessible for today’s most challenging aerospace and defense missions. From silicon to system scale, Mercury enables customers to accelerate innovation and turn data into decision superiority. Mercury is headquartered in Andover, Massachusetts, and has 24 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Third Quarter Fiscal 2023 Results, Page 6

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein and to business performance in fiscal 2023 and beyond, including our projections for revenue, organic growth, bookings growth, and adjusted EBITDA, our expectations regarding the size of our addressable market, and our plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to performance quality issues or manufacturing execution issues, the impact of the COVID pandemic and supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, which difficulties may be enhanced by the Company’s announced strategic review initiative, including a potential sale of the Company, unanticipated challenges with the transition of the Company’s Chief Financial Officer role, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 1, 2022. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
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Mercury Reports Third Quarter Fiscal 2023 Results, Page 7

Contact:
Nelson Erickson, SVP, Strategy & Corporate Development
Mercury Systems, Inc.
703-243-9250

Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2023 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	July 1,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$64,441	$65,654
Accounts receivable, net	125,562	144,494
Unbilled receivables and costs in excess of billings	376,722	303,356
Inventory	342,777	270,339
Prepaid income taxes	3,588	7,503
Prepaid expenses and other current assets	24,785	23,906
Total current assets	937,875	815,252

Property and equipment, net	119,482	127,191
Goodwill	938,093	937,880
Intangible assets, net	310,647	351,538
Operating lease right-of-use assets, net	63,960	66,366
Other non-current assets	13,816	6,188
Total assets	$2,383,873	$2,304,415

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$111,246	$98,673
Accrued expenses	27,508	34,954
Accrued compensation	26,704	44,813
Deferred revenues and customer advances	54,700	15,487
Total current liabilities	220,158	193,927

Deferred income taxes	6,451	32,398
Income taxes payable	4,901	9,112
Long-term debt	511,500	451,500
Operating lease liabilities	68,099	69,888
Other non-current liabilities	11,865	10,405
Total liabilities	822,974	767,230

Shareholders’ equity:
Preferred stock	—	—
Common stock	567	557
Additional paid-in capital	1,187,335	1,145,323
Retained earnings	365,675	385,774
Accumulated other comprehensive income	7,322	5,531
Total shareholders’ equity	1,560,899	1,537,185
Total liabilities and shareholders’ equity	$2,383,873	$2,304,415
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Mercury Reports Third Quarter Fiscal 2023 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Third Quarters Ended		Nine Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Net revenues	$263,479	$253,075	$720,646	$698,468
Cost of revenues(1)	173,190	153,321	471,302	423,083
Gross margin	90,289	99,754	249,344	275,385

Operating expenses:
Selling, general and administrative(1)	44,626	39,261	128,626	113,027
Research and development(1)	26,516	25,387	81,188	82,604
Amortization of intangible assets	12,809	16,077	40,919	45,813
Restructuring and other charges	2,778	6,348	6,355	22,424
Acquisition costs and other related expenses	1,606	2,726	5,043	7,524
Total operating expenses	88,335	89,799	262,131	271,392

Income (loss) from operations	1,954	9,955	(12,787)	3,993

Interest income	80	110	329	124
Interest expense	(6,711)	(1,664)	(17,848)	(3,353)
Other expense, net	(613)	(2,160)	(3,412)	(4,898)

(Loss) income before income taxes	(5,290)	6,241	(33,718)	(4,134)
Income tax (benefit) provision(2)	(10,446)	2,102	(13,619)	1,506
Net income (loss)	$5,156	$4,139	$(20,099)	$(5,640)

Basic net earnings (loss) per share	$0.09	$0.07	$(0.36)	$(0.10)

Diluted net earnings (loss) per share	$0.09	$0.07	$(0.36)	$(0.10)

Weighted-average shares outstanding:
Basic	56,511	55,590	56,310	55,495
Diluted	56,896	56,027	56,310	55,495

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$630	$467	$1,666	$1,348
Selling, general and administrative	$7,577	$6,845	$20,732	$20,438
Research and development	$1,732	$1,575	$5,048	$4,476

(2) During the third quarter ended March 31, 2023, the Company calculated income taxes using the discrete method as though the nine month period was an annual period. The Company believes that the application of the estimated annual effective tax rate (“AETR”) method generally required by ASC 740 is impractical given that normal deviations in the projected pretax net income (loss) could result in a disproportionate and unreliable effective tax rate under the AETR method. The tax benefit for the third quarter ended March 31, 2023 also includes a true-up to the prior quarters due to the change in methodology.

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Mercury Reports Third Quarter Fiscal 2023 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Third Quarters Ended		Nine Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Cash flows from operating activities:
Net income (loss)	$5,156	$4,139	$(20,099)	$(5,640)
Depreciation and amortization	23,893	24,465	74,827	70,021
Other non-cash items, net	2,629	8,365	3,238	19,929
Cash settlement for termination of interest rate swap	—	—	5,995	—
Changes in operating assets and liabilities	(34,895)	(41,221)	(97,825)	(83,744)

Net cash (used in) provided by operating activities	(3,217)	(4,252)	(33,864)	566

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	—	—	(243,255)
Purchases of property and equipment	(9,446)	(6,072)	(29,950)	(19,476)
Other investing activities	48	17	150	(3,214)

Net cash used in investing activities	(9,398)	(6,055)	(29,800)	(265,945)

Cash flows from financing activities:
Proceeds from employee stock plans	—	—	2,393	2,516
Borrowings under credit facilities	—	—	100,000	251,500
Payments under credit facilities	—	—	(40,000)	—
Payments of deferred financing and offering costs	—	(2,662)	—	(2,662)
Payments for retirement of common stock	—	(217)	(63)	(7,716)

Net cash (used in) provided by financing activities	—	(2,879)	62,330	243,638

Effect of exchange rate changes on cash and cash equivalents	112	(289)	121	(404)

Net decrease in cash and cash equivalents	(12,503)	(13,475)	(1,213)	(22,145)

Cash and cash equivalents at beginning of period	76,944	105,169	65,654	113,839

Cash and cash equivalents at end of period	$64,441	$91,694	$64,441	$91,694

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Mercury Reports Third Quarter Fiscal 2023 Results, Page 11

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, financing leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

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Mercury Reports Third Quarter Fiscal 2023 Results, Page 12

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various
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Mercury Reports Third Quarter Fiscal 2023 Results, Page 13

initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Net income (loss)	$5,156	$4,139	$(20,099)	$(5,640)
Other non-operating adjustments, net	(337)	938	(3)	1,581
Interest expense, net	6,631	1,554	17,519	3,229
Income tax (benefit) provision	(10,446)	2,102	(13,619)	1,506
Depreciation	11,084	8,388	33,908	24,208
Amortization of intangible assets	12,809	16,077	40,919	45,813
Restructuring and other charges	2,778	6,348	6,355	22,424
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	2,012	3,497	6,185	9,245
Fair value adjustments from purchase accounting	178	16	179	(1,715)
Litigation and settlement expense, net	366	320	1,741	1,202
COVID related expenses	1	182	62	639
Stock-based and other non-cash compensation expense	13,229	8,935	37,172	26,400
Adjusted EBITDA	$43,461	$52,496	$110,319	$128,892

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Mercury Reports Third Quarter Fiscal 2023 Results, Page 14

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Net cash (used in) provided by operating activities	$(3,217)	$(4,252)	$(33,864)	$566
Purchases of property and equipment	(9,446)	(6,072)	(29,950)	(19,476)
Free cash flow	$(12,663)	$(10,324)	$(63,814)	$(18,910)

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2023 Results, Page 15

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Third Quarters Ended
	March 31, 2023		April 1, 2022
Net income and earnings per share	$5,156	$0.09	$4,139	$0.07
Other non-operating adjustments, net	(337)		938
Amortization of intangible assets	12,809		16,077
Restructuring and other charges	2,778		6,348
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	2,012		3,497
Fair value adjustments from purchase accounting	178		16
Litigation and settlement expense, net	366		320
COVID related expenses	1		182
Stock-based and other non-cash compensation expense	13,229		8,935
Impact to income taxes(1)	(13,637)		(8,248)
Adjusted income and adjusted earnings per share	$22,555	$0.40	$32,204	$0.57

Diluted weighted-average shares outstanding		56,896		56,027

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items. The Company continues to calculate the adjusted income tax provision using the estimated AETR method.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2023 Results, Page 16

	Nine Months Ended
	March 31, 2023		April 1, 2022
Net loss and loss per share	$(20,099)	$(0.36)	$(5,640)	$(0.10)
Other non-operating adjustments, net	(3)		1,581
Amortization of intangible assets	40,919		45,813
Restructuring and other charges	6,355		22,424
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	6,185		9,245
Fair value adjustments from purchase accounting	179		(1,715)
Litigation and settlement expense, net	1,741		1,202
COVID related expenses	62		639
Stock-based and other non-cash compensation expense	37,172		26,400
Impact to income taxes(1)	(21,867)		(23,221)
Adjusted income and adjusted earnings per share(2)	$50,644	$0.89	$76,728	$1.38

Diluted weighted-average shares outstanding		56,653		55,780

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items. The Company continues to calculate the adjusted income tax provision using the estimated AETR method.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss is calculated using basic shares. There was no impact to the calculation of adjusted earnings per share as a result of this for the nine months ended March 31, 2023 and April 1, 2022, respectively.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2023 Results, Page 17

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of the Company’s business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	March 31, 2023	April 1, 2022	March 31, 2023	April 1, 2022
Organic revenue	$263,479	$253,075	$695,578	$692,424
Acquired revenue	—	—	25,068	6,044
Net revenues	$263,479	$253,075	$720,646	$698,468

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2023 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending June 30, 2023
Fiscal Year Ending June 30, 2023
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarter Ending		Fiscal Year Ending
	June 30, 2023(1)		June 30, 2023(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net income (loss)	$1,200	$9,100	$(19,000)	$(11,100)

Adjust for:
Other non-operating adjustments, net	—	—	—	—
Interest expense, net	7,300	7,300	24,800	24,800
Income tax provision (benefit)	1,100	3,200	(12,500)	(10,400)
Depreciation	9,700	9,700	43,600	43,600
Amortization of intangible assets	12,600	12,600	53,600	53,600
Restructuring and other charges	—	—	6,400	6,400
Impairment of long-lived assets	—	—	—	—
Acquisition, financing and other third party costs	3,200	3,200	9,400	9,400
Fair value adjustments from purchase accounting	200	200	400	400
Litigation and settlement expense, net	—	—	1,700	1,700
COVID related expenses	—	—	100	100
Stock-based and other non-cash compensation expense	14,300	14,300	51,500	51,500
Adjusted EBITDA expectation	$49,600	$59,600	$160,000	$170,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2023 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending June 30, 2023
Fiscal Year Ending June 30, 2023
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarter Ending June 30, 2023(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$1,200	$0.02	$9,100	$0.16
Other non-operating adjustments, net	—		—
Amortization of intangible assets	12,600		12,600
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	3,200		3,200
Fair value adjustments from purchase accounting	200		200
Litigation and settlement expense (income), net	—		—
COVID related expenses	—		—
Stock-based and other non-cash compensation expense	14,300		14,300
Impact to income taxes(2)	(4,600)		(4,700)
Adjusted income and adjusted earnings per share expectation	$26,900	$0.47	$34,700	$0.61

Diluted weighted-average shares outstanding expectation		57,100		57,100

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items. The Company continues to calculate the adjusted income tax provision using the estimated AETR method.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2023 Results, Page 20

	Fiscal Year Ending June 30, 2023(1)
	Range
	Low		High
GAAP expectation -- Net loss and loss per share(3)	$(19,000)	$(0.34)	$(11,100)	$(0.20)
Other non-operating adjustments, net	—		—
Amortization of intangible assets	53,600		53,600
Restructuring and other charges	6,400		6,400
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	9,400		9,400
Fair value adjustments from purchase accounting	400		400
Litigation and settlement expense, net	1,700		1,700
COVID related expenses	100		100
Stock-based and other non-cash compensation expense	51,500		51,500
Impact to income taxes(2)	(26,400)		(26,600)
Adjusted income and adjusted earnings per share expectation	$77,700	$1.36	$85,400	$1.50

Diluted weighted-average shares outstanding expectation		56,800		56,800

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the items. The Company continues to calculate the adjusted income tax provision using the estimated AETR method.
(3) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share is calculated using basic shares. There was a $0.01 impact to the calculation of the low-end of adjusted earnings per share guidance as a result of this for the fiscal year ended June 30, 2023.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY